Exhibit 99.1

NEWS	Contact: Loren Singletary
(713) 346-7807

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO REPORTS THIRD QUARTER 2016 RESULTS

HOUSTON, TX, October 26, 2016 — National Oilwell Varco, Inc. (NYSE: NOV) today reported a third quarter 2016 net loss of $1.36 billion, or $3.62 per share. Excluding other items, net loss for the quarter was $128 million, or $0.34 per share. Other items totaled $1.09 billion, pretax, consisting of a $972 million goodwill impairment and $116 million of other charges primarily associated with severance, facility closures and write-offs of certain assets. Other items, net of tax, totaled $1.23 billion and included a $213 million valuation allowance against foreign tax credits.

Revenues for the third quarter of 2016 were $1.65 billion, a decrease of five percent compared to the second quarter of 2016 and a decrease of 50 percent from the third quarter of 2015. Operating loss for the third quarter was $1.19 billion, or 72.1 percent of sales. Excluding other items, operating loss was $108 million, or 6.6 percent of sales. Adjusted EBITDA (operating profit excluding other items before depreciation and amortization) for the third quarter was $68 million, or 4.1 percent of sales, an increase of $43 million from the second quarter of 2016.

“Our ability to post a higher Adjusted EBITDA on a five percent sequential decline in revenue was the result of our team’s continued progress in improving our efficiencies and lowering our costs,” commented Clay Williams, Chairman, President and CEO. “While consolidated revenues continued to contract in the third quarter, two of our four reporting segments posted sequential revenue growth, and three of our four segments posted higher margins.”

“We are encouraged by the early signs of a recovery in the North American marketplace. Our short cycle businesses within our Wellbore Technologies Segment account for over 80% of total segment revenue. Within North America these posted sequential revenue growth of approximately 15%. Even though international, offshore and capital equipment markets remain challenging, we believe declining global production and improving commodity prices are setting the stage for a broader recovery in 2017. In the meantime, we continue to aggressively reduce costs, improve efficiencies, and invest in our comprehensive technology portfolio. So far in 2016 we have added significant new technologies in completion tools, directional drilling tools, condition-based monitoring services and drilling optimization services. All are winning significant customer interest, and all better position NOV for the inevitable recovery.”

Rig Systems

Rig Systems generated revenues of $470 million in the third quarter of 2016, a decrease of 17 percent from the second quarter of 2016 and a decrease of 69 percent from the third quarter of 2015. Operating loss was $962 million, which includes the Company’s charge against goodwill. Adjusted EBITDA was $50 million, or 10.6 percent of sales, an increase of two percent sequentially and a decrease of 84 percent from the prior year.

Backlog for capital equipment orders for Rig Systems at September 30, 2016 was $2.76 billion. New orders during the quarter were $185 million, representing a book-to-bill of 51 percent when compared to the $363 million shipped out of backlog.

Rig Aftermarket

Rig Aftermarket generated revenues of $322 million, down 12 percent from the second quarter of 2016 and down 44 percent from the third quarter of 2015. Operating profit was $72 million, or 22.4 percent of sales. Adjusted EBITDA was $81 million, or 25.2 percent of sales, an increase of 11 percent sequentially and a decrease of 51 percent from the prior year.

Wellbore Technologies

Wellbore Technologies generated revenues of $526 million, an increase of three percent from the second quarter of 2016 and a decrease of 37 percent from the third quarter of 2015. The segment reported an operating loss of $94 million, or 17.9 percent of sales. Adjusted EBITDA was $26 million, or 4.9 percent of sales, an increase of $25 million sequentially and a decrease of $100 million from the prior year.

Completion and Production Solutions

Completion and Production Solutions generated revenues of $543 million, an increase of one percent from the second quarter of 2016 and a decrease of 32 percent from the third quarter of 2015. The segment reported an operating loss of $61 million, or 11.2 percent of sales. Adjusted EBITDA was $43 million, or 7.9 percent of sales, down 25 percent sequentially and down 66 percent from the prior year.

Backlog for capital equipment orders for Completion and Production Solutions at September 30, 2016 was $812 million, down 14 percent from the second quarter of 2016, and down 31 percent from the end of the third quarter of 2015. Revenues out of backlog during the quarter were $319 million. New orders were $184 million, achieving a book-to-bill of 58 percent.

Significant Events and Achievements

NOV entered into an agreement with Akastor ASA (OSE: AKA) to acquire Fjords Processing (“Fjords”), a global leader in the provision of processing technology, systems and services to the upstream oil and gas industry. The acquisition provides technology that is complementary to NOV’s Process and Flow Technology Business Unit, which provides production and process solutions. The combined operations will be able to leverage the collective organizations’ global infrastructure and channels to market.

NOV Rig Systems received two new land rig orders during the third quarter, including an order for a state-of-the-art Extended Reach Drilling (ERD) rig for Alaska’s North Slope. This highly-specialized rig will be able to drill to 33,000-plus feet, or 6.25 miles, as compared to the approximate 22,000-foot, or 4.17 mile, reach of current rigs utilized by the production company.

NOV was awarded a study for its HoneyBee FPSO, as the Company continues to advance its FPSO strategy and garner interest from operators. The HoneyBee design is a smaller, more flexible design that enables economic production and testing from initial wells in a field and economic full development of marginal fields.

NOV was awarded new contracts in the North Sea and Asia Pacific for its Hot Oil Thermal Desorption Units (HTDU), which enables the safe and efficient treatment of oil-based mud drill cuttings. NOV’s HTDU technology cleans cuttings to meet zero discharge requirements, and recovers oil for reuse in drilling fluid. NOV is the worldwide leader in the design, manufacture, operation and use of this environmentally-friendly technology that allows customers to operate in increasingly stringent regulatory environments.

NOV designed and manufactured a record-setting string of 2-5/8-inch coiled tubing measuring 25,595 feet and 149,748 pounds for a service company in the Permian basin. This record-setting string enabled the customer to mill out composite bridge plugs and perform logging runs in a well with a 12,500-foot lateral, far beyond the typical maximum lateral lengths for coiled tubing mill outs in West Texas. Every step of the process, including string design, planning, milling and shipping, and spooling and installation, was executed by NOV’s trained engineers and technicians in less than 10 days.

NOV launched its XTH™ power section elastomer which complements the Company’s high-performance motor product line. The new elastomer has increased fluid resistance and enhanced mechanical properties designed to provide more power and longer life for extreme drilling environments.

Six NOV technologies were selected as 2016 World Oil Awards Finalists, and the Company’s BlackStream™ along-string measurement (ASM) tool was named the “Best Data Management & Application Solution” award winner. The BlackStream ASM tool acquires temperature, annular and bore pressure, rotational velocity, and three-axis vibration data at high frequencies to identify drilling challenges in real time. The tool is designed to connect to IntelliServ™ networked drillstring, another World Oil Award Finalist, to provide streaming visualization of downhole data.

NOV recently launched its BlackStar™ II dual-telemetry MWD system which combines the capabilities of electromagnetic (EM) and mud-pulse data transmission in one tool, allowing customers to switch transmission modes while the tool is downhole to avoid costly trips to change out equipment and maximize uptime. On customer trials in West Texas, the tool was used from the kickoff point at 7,800 feet to a total depth of 15,878 feet, maintaining the EM signal the whole time due to the tool’s enhanced power capabilities that expand the possible utilization of EM telemetry.

Other Corporate Items

As of September 30, 2016, the Company had $1.51 billion in cash and cash equivalents and total debt of $3.22 billion, a decrease of $64 million from June 30, 2016. NOV had $4.5 billion available on its revolving credit facility as of September 30, 2016. The unsecured facility, which matures in September of 2018, is subject to one primary covenant which is a maximum debt-to-capitalization ratio of 60 percent. As of September 30, 2016 NOV had a debt-to-capitalization ratio of 17.8% percent.

Third Quarter Earnings Conference Call

NOV will hold a conference call on Thursday, October 27, 2016 at 8:00 a.m. (Central Time) to discuss results for the third quarter of 2016. Participants may join the conference call by dialing (844) 464-3148 within North America or (574) 990-9849 outside of North America five to ten minutes prior to the scheduled start time and by asking for the “National Oilwell Varco Conference Call.” The call will be broadcast simultaneously at www.nov.com/investors on a listen-only basis. A replay will be available on the website for 30 days.

About National Oilwell Varco

National Oilwell Varco (NYSE: NOV) is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations and in the provision of oilfield services to the upstream oil and gas industry.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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NATIONAL OILWELL VARCO, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenue:
Rig Systems	$470	$1,496	$564	$1,960	$5,949
Rig Aftermarket	322	570	364	1,077	1,946
Wellbore Technologies	526	834	511	1,668	2,961
Completion & Production Solutions	543	798	538	1,639	2,619
Eliminations	(215)	(392)	(253)	(785)	(1,440)

Total revenue	1,646	3,306	1,724	5,559	12,035
Gross profit (1)	79	672	35	358	2,675
Gross profit %	4.8%	20.3%	2.0%	6.4%	22.2%
Selling, general, and administrative	293	383	305	1,031	1,378
Goodwill and intangible asset impairment	972	55	—	972	55

Operating profit (loss)	(1,186)	234	(270)	(1,645)	1,242
Interest and financial costs	(25)	(24)	(30)	(80)	(76)
Interest income	3	2	3	11	9
Equity income (loss) in unconsolidated affiliates	(6)	—	(7)	(19)	16
Other income (expense), net	(30)	(20)	(34)	(85)	(106)

Income (loss) before income taxes	(1,244)	192	(338)	(1,818)	1,085
Provision for income taxes	120	36	(121)	(119)	330

Net income (loss)	(1,364)	156	(217)	(1,699)	755
Net income (loss) attributable to noncontrolling interests	(2)	1	—	(1)	1

Net income (loss) attributable to Company	$(1,362)	$155	$(217)	$(1,698)	$754

Per share data:
Basic	$(3.62)	$0.41	$(0.58)	$(4.53)	$1.92

Diluted	$(3.62)	$0.41	$(0.58)	$(4.53)	$1.92

Weighted average shares outstanding:
Basic	376	380	375	375	392

Diluted	376	381	375	375	393

(1)	Gross profit excluding other items was $185 million and $624 million for the three and nine months ended September 30, 2016, respectively. Gross profit excluding other items was $139 million for the three months ended June 30, 2016. See GAAP to Non-GAAP reconciliation on page 9.

NATIONAL OILWELL VARCO, INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,510	$2,080
Receivables, net	1,808	2,926
Inventories, net	4,161	4,678
Costs in excess of billings	765	1,250
Other current assets	467	491

Total current assets	8,711	11,425
Property, plant and equipment, net	3,261	3,124
Goodwill and intangibles, net	9,641	10,829
Other assets	581	592

Total assets	$22,194	$25,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$396	$623
Accrued liabilities	1,628	2,284
Billings in excess of costs	550	785
Current portion of long-term debt and short-term borrowings	6	2
Accrued income taxes	35	264

Total current liabilities	2,615	3,958
Long-term debt	3,210	3,907
Other liabilities	1,481	1,645

Total liabilities	7,306	9,510
Total stockholders’ equity	14,888	16,460

Total liabilities and stockholders’ equity	$22,194	$25,970

NATIONAL OILWELL VARCO, INC.

OPERATING PROFIT (LOSS) – AS ADJUSTED SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Revenue:
Rig Systems	$470	$1,496	$564	$1,960	$5,949
Rig Aftermarket	322	570	364	1,077	1,946
Wellbore Technologies	526	834	511	1,668	2,961
Completion & Production Solutions	543	798	538	1,639	2,619
Eliminations	(215)	(392)	(253)	(785)	(1,440)

Total revenue	$1,646	$3,306	$1,724	$5,559	$12,035

Operating profit (loss):
Rig Systems	$(962)	$278	$7	$(888)	$1,176
Rig Aftermarket	72	157	62	203	514
Wellbore Technologies	(94)	(2)	(146)	(331)	141
Completion & Production Solutions	(61)	10	(33)	(132)	183
Eliminations and corporate costs	(141)	(209)	(160)	(497)	(772)

Total operating profit (loss)	$(1,186)	$234	$(270)	$(1,645)	$1,242

Other items:
Rig Systems	$994	$22	$23	$1,069	$65
Rig Aftermarket	3	1	5	16	11
Wellbore Technologies	24	29	50	112	83
Completion & Production Solutions	51	60	38	123	92
Eliminations and corporate costs	6	—	1	16	—

Total other items	$1,078	$112	$117	$1,336	$251

Operating profit (loss) excluding other items:
Rig Systems	$32	$300	$30	$181	$1,241
Rig Aftermarket	75	158	67	219	525
Wellbore Technologies	(70)	27	(96)	(219)	224
Completion & Production Solutions	(10)	70	5	(9)	275
Eliminations and corporate costs	(135)	(209)	(159)	(481)	(772)

Total operating profit (loss) excluding other items	$(108)	$346	$(153)	$(309)	$1,493

NATIONAL OILWELL VARCO, INC.

AS ADJUSTED BEFORE DEPRECIATION & AMORTIZATION SUPPLEMENTAL SCHEDULE (Unaudited)

(In millions)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
Operating profit (loss) excluding other items:
Rig Systems	$32	$300	$30	$181	$1,241
Rig Aftermarket	75	158	67	219	525
Wellbore Technologies	(70)	27	(96)	(219)	224
Completion & Production Solutions	(10)	70	5	(9)	275
Eliminations and corporate costs	(135)	(209)	(159)	(481)	(772)

Total operating profit (loss) excluding other items	$(108)	$346	$(153)	$(309)	$1,493

Depreciation & amortization:
Rig Systems	$18	$21	$19	$55	$63
Rig Aftermarket	6	6	6	17	17
Wellbore Technologies	96	99	97	289	304
Completion & Production Solutions	53	55	52	157	171
Eliminations and corporate costs	3	3	4	11	9

Total depreciation & amortization	$176	$184	$178	$529	$564

Adjusted EBITDA (Operating profit excluding other items before depreciation & amortization) (Note 1):
Rig Systems	$50	$321	$49	$236	$1,304
Rig Aftermarket	81	164	73	236	542
Wellbore Technologies	26	126	1	70	528
Completion & Production Solutions	43	125	57	148	446
Eliminations and corporate costs	(132)	(206)	(155)	(470)	(763)

Total Adjusted EBITDA	$68	$530	$25	$220	$2,057

Adjusted EBITDA % (Note 1):
Rig Systems	10.6%	21.5%	8.7%	12.0%	21.9%
Rig Aftermarket	25.2%	28.8%	20.1%	21.9%	27.9%
Wellbore Technologies	4.9%	15.1%	0.2%	4.2%	17.8%
Completion & Production Solutions	7.9%	15.7%	10.6%	9.0%	17.0%
Total Adjusted EBITDA %	4.1%	16.0%	1.5%	4.0%	17.1%
Total Adjusted EBITDA:	$68	$530	$25	$220	$2,057
Other items in operating profit	(1,078)	(112)	(117)	(1,336)	(251)
Interest income	3	2	3	11	9
Equity income (loss) in unconsolidated affiliates	(6)	—	(7)	(19)	16
Other income (expense), net	(30)	(20)	(34)	(85)	(106)
Net (income) loss attributable to noncontrolling interest	2	(1)	—	1	(1)

EBITDA (Note 1)	$(1,041)	$399	$(130)	$(1,208)	$1,724

Reconciliation of EBITDA (Note 1):
GAAP net income (loss) attributable to Company	$(1,362)	$155	$(217)	$(1,698)	$754
Provision for income taxes	120	36	(121)	(119)	330
Interest expense	25	24	30	80	76
Depreciation & amortization	176	184	178	529	564

EBITDA	(1,041)	399	(130)	(1,208)	1,724
Other items in operating profit	1,078	112	117	1,336	251
Other items in other income (expense), net	10	—	26	42	9

EBITDA excluding other items (Note 1)	$47	$511	$13	$170	$1,984

NATIONAL OILWELL VARCO, INC.

GAAP to Non-GAAP (Adjusted) RECONCILIATION (Unaudited)

(In millions, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP net income (loss) attributable to Company	$(1,362)	$155	$(217)	$(1,698)	$754
Other items	106	57	117	364	196
Goodwill and other intangbile asset write-downs	972	55	—	972	55
Fixed asset write-down	10	—	26	42	—
Venezuela asset write-down	—	—	—	—	9

GAAP net income (loss) less pre-tax other items	(274)	267	(74)	(320)	1,014
Tax impact on other items	(67)	(36)	(40)	(156)	(85)
Tax items	213	—	—	213	69

Adjusted net income (loss) attributable to Company (Note 1)	(128)	231	(114)	(263)	998
Noncontrolling interest	(2)	1	—	(1)	1

Adjusted net income (loss) (Note 1)	$(130)	$232	$(114)	$(264)	$999

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP net income (loss) attributable to Company per share	$(3.62)	$0.41	$(0.58)	$(4.53)	$1.92
Other items	0.18	0.10	0.23	0.67	0.33
Goodwill and other intangbile asset write-downs	2.51	0.10		2.51	0.09
Fixed asset write-down	0.02	—	0.05	0.08	—
Venezuela asset write-down	—	—	—	—	0.02
Tax items	0.57	—	—	0.57	0.17

Adjusted operating earnings per share (Note 1)	$(0.34)	$0.61	$(0.30)	$(0.70)	$2.53

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015
GAAP gross profit	$79	$672	$35	$358	$2,675
Other items included in gross profit	106	28	104	266	75

Adjusted gross profit (Note 1)	$185	$700	$139	$624	$2,750

GAAP selling, general, and administrative	$293	$383	$305	$1,031	$1,378
Other items included in selling, general, and administrative	—	(29)	(13)	(98)	(121)

Adjusted selling, general, and administrative (Note 1)	$293	$354	$292	$933	$1,257

Note 1: In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The primary non-GAAP financial measures we focus on are: (i) revenue excluding other items, (ii) operating profit excluding other items, (iii) operating profit percentage excluding other items, (iv) Adjusted EBITDA (operating profit excluding other items before depreciation & amortization), (v) Adjusted EBITDA percentage, (vi) EBITDA, (vii) EBITDA excluding other items, (viii) Adjusted net income (loss), (ix) Adjusted operating earnings per fully diluted share, (x) Adjusted gross profit, and (xi) Adjusted selling, general, and administrative. Each of these financial measures excludes the impact of certain other items and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included here within.

We use these non-GAAP financial measures internally to evaluate and manage the Company’s operations because we believe it provides useful supplemental information regarding the Company’s on-going economic performance. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of operating results and as a means to emphasize the results of on-going operations.

CONTACT:	National Oilwell Varco, Inc.
Loren Singletary (713) 346-7807 Loren.Singletary@nov.com